                            SCHEDULE 14A INFORMATION

                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    /X/  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    / /  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                                         LABOR READY, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                         LABOR READY, INC.
--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     (3) Filing Party:
         -----------------------------------------------------------------------
     (4) Date Filed:
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
                                     (LOGO)
                               Tacoma, Washington
                                 March   , 1998

Dear Shareholders:

    The Board of Directors has authorized a Special Meeting of the Company's shareholders, to be held at the Company's headquarters, 1016 South 28th Street,
Tacoma, Washington, on         , April   , 1998 at 10:00 a.m. (Pacific Daylight
Time).

    The matters to be acted upon are described in the accompanying Notice of Special Meeting and Proxy Statement. We expect the meeting to be very brief and essentially report only the results of the shareholders' voting. We expect to hold our annual meeting of shareholders in August, just as we have for several years. At the annual meeting, we report on Labor Ready's operations and respond to any questions you may have. Consequently, while you are welcome to attend the Special Meeting, please be aware that we will not be giving reports on the Company's operations.

    NEVERTHELESS, YOUR VOTE IS VERY IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND, IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED. PLEASE SIGN, DATE, AND MAIL THE ENCLOSED PROXY CARD AS SOON AS POSSIBLE IN THE ENCLOSED POSTAGE PREPAID ENVELOPE IN ORDER TO ENSURE THAT YOUR VOTE IS COUNTED. IF YOU ATTEND THE MEETING, YOU WILL, OF COURSE, HAVE THE RIGHT TO VOTE YOUR SHARES IN PERSON.

                                          Very truly yours,

                                          Glenn A. Welstad
                                          CHAIRMAN OF THE BOARD,
                                          CHIEF EXECUTIVE OFFICER AND

                                          PRESIDENT

                               LABOR READY, INC.
                             1016 SOUTH 28TH STREET
                            TACOMA, WASHINGTON 98409

                            ------------------------

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                                 MARCH   , 1998

                            ------------------------

To the Shareholders:

    A Special Meeting of the Shareholders of Labor Ready, Inc., a Washington corporation, will be held at the Company's headquarters, 1016 South 28th Street,
Tacoma, Washington, on         , April   , 1998, at 10:00 a.m. (Pacific Daylight
Time) for the following purposes:

    1. To amend the Company's Articles of Incorporation to authorize the issuance of up to 100,000,000 shares of common stock and 25,000,000 shares of preferred stock;

    2. To approve an increase of 1,100,000 shares available for grant under the Company's 1996 Stock Option and Incentive Plan;

    3. To approve an increase of 600,000 shares available for grant under the Company's 1996 Stock Purchase Plan;

    4. To transact such other business as may properly come before the meeting or any adjournment thereof.

    Only shareholders of record at the close of business on March   , 1998 will
be entitled to notice of, and to vote at, the Special Meeting and any adjournments thereof.

                                          By Order of the Board of Directors

                                          Ronald L. Junck, SECRETARY

Tacoma, Washington
March   , 1998

                             YOUR VOTE IS IMPORTANT

    WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE URGED TO DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT AS PROMPTLY AS POSSIBLE IN THE ENCLOSED STAMPED AND ADDRESSED ENVELOPE IN ORDER THAT THE PRESENCE OF A QUORUM MAY BE ASSURED. THE GIVING OF SUCH PROXY DOES NOT AFFECT YOUR RIGHT TO REVOKE IT LATER OR VOTE YOUR SHARES IN PERSON IN THE EVENT THAT YOU SHOULD ATTEND THE MEETING.

                               LABOR READY, INC.
                             1016 SOUTH 28TH STREET
                            TACOMA, WASHINGTON 98409

                            ------------------------

                                PROXY STATEMENT
                        SPECIAL MEETING OF SHAREHOLDERS
                                    , APRIL   , 1998

                            ------------------------

    This Proxy Statement is furnished by the Board of Directors of Labor Ready, Inc., a Washington corporation (the "Company" or "Labor Ready"), to the holders of common stock, no par value, of the Company (the "Common Stock"), in connection with the solicitation of proxies by the Board of Directors for use at the 1998 Special Meeting of Shareholders of the Company (the "Special Meeting"),
to be held at 10:00 a.m. (Pacific Daylight Time) on         , April   , 1998, at
the Company's headquarters, 1016 South 28th Street, Tacoma, Washington, and at any adjournment thereof.

    REVOCATION OF PROXIES. Shareholders who execute proxies retain the right to revoke them at any time before they are voted. A proxy may be revoked: (i) by written notice to the Corporate Secretary of the Company at 1016 South 28th Street, Tacoma, Washington 98409; (ii) by submission of a proxy with a later date; (iii) by a written request delivered in person to return the executed proxy; or (iv) by attending the Special Meeting and voting at the Special Meeting. A shareholder's right to revoke his or her proxy is not limited by or subject to compliance with a specified formal procedure, but written notice should be given to the Secretary of the Company at or before the meeting so that the number of shares represented by proxy can be recomputed.

    VOTING OF PROXIES. When proxies are returned properly executed, the shares represented thereby will be voted, and will be voted in accordance with the shareholders' directions. Shareholders are urged to specify their choices by marking the appropriate box on the enclosed proxy card; if no choice has been specified, the shares will be voted FOR PROPOSALS 1, 2 and 3, and with respect to any other business that may come before the meeting, as recommended by the Board of Directors. A shareholder may vote for, against, or abstain from voting on, any matter that may properly come before the meeting.

    QUORUM. Shares represented by proxies containing an abstention as to any matter will be treated as shares that are present and entitled to vote for purposes of determining a quorum. Similarly, shares held by brokers or nominees for the accounts of others as to which voting instructions have not been given ("Broker Non-Votes") will be treated as shares that are present and entitled to vote for purposes of determining a quorum.

    EFFECT OF ABSTENTIONS AND BROKER NON-VOTES. Abstentions and Broker Non-Votes will have no effect in the amendment of the Option Plan or the Stock Purchase Plan, but will have the effect of a "no" vote for the proposal to amend the Articles of Incorporation.

    RECORD DATE.  Shareholders of record at the close of business on March   ,
1998 are entitled to vote at the Special Meeting. At March   , 1998, the Company
had       shares of Common Stock outstanding, and there were       shares of
preferred stock outstanding. Each share of Common Stock entitles the holder thereof to one vote and each share of preferred stock is entitled to one vote.

    DISCRETIONARY AUTHORITY. If any matters not specified in this Proxy Statement come before the meeting, eligible shares will be voted as specified by the named proxies pursuant to discretionary authority granted in the proxy. At the time this Proxy Statement was printed, management was not aware of any other matters to be voted on.

    SOLICITATION OF PROXIES.  The Company has retained                     ,
                    (insert address) to assist in the solicitation of proxies. The Company estimates the approximate cost of such proxy solicitation to be $10,000. In addition, Proxies may be solicited by officers, directors and regular supervisory and executive employees of the Company, none of whom will receive any additional compensation for their services.

    MAILING AND FORWARDING OF PROXY MATERIALS.  This Proxy Statement and the
enclosed proxy card are first being mailed to shareholders on or about April   ,
1998. The Company will also arrange with brokerage firms and other custodians, nominees and fiduciaries to forward proxy solicitation material to certain beneficial owners of the Company's common stock and the Company will reimburse such brokerage firms, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection therewith.

    EXECUTIVE OFFICES. The principal executive office of the Company is 1016 South 28th Street, Tacoma, Washington 98409. The phone number for the Company is
(206) 383-9101.

PROPOSAL 1.  AMENDMENT OF ARTICLES OF INCORPORATION

    The Company is proposing an amendment to the Articles of Incorporation that would authorize the Company to issue, from time to time, as determined by the Board of Directors, up to 100,000,000 shares of Common Stock, no par value per share ("Common Shares") and 25,000,000 shares of preferred stock, no par value per share ("Preferred Shares"). The primary reason for the increase in authorized shares is to permit the Board of Directors to continue its practice of declaring significant stock dividends (more commonly known as stock splits).
Since 19  , the Company has declared   stock dividends for both its outstanding
common and preferred stock. The Board of Directors believes that declaring stock dividends when the Company's common stock reaches a certain price range enables more investors to acquire the Company's shares and provides existing shareholders with additional benefits such as increased liquidity. Without the amendment, the Company would likely be unable continue this practice.

    If the proposed amendment is approved, the Board of Directors would be empowered, without the necessity of further action or authorization by the Company's shareholders (unless such action or authorization is required in a specific case by applicable laws or regulations), to authorize the issuance of the Common Shares and Preferred Shares. The Board of Directors could issue the Common Shares from time to time at such price and in such amounts as determined by the Board of Directors. The Board of Directors could also issue the Preferred Shares from time to time in one or more series or classes, and fix by resolution the designations, preferences, limitations, and relative rights of each such series or class. Although the Common Shares would have the same rights as other Common Shares currently outstanding, each series or class of Preferred Shares could, as determined by the Board of Directors at the time of issuance, rank, with respect to dividends and redemption and liquidation rights, senior to the Company's Common Shares. Currently, 25,000,000 shares of Common Stock are
authorized by the Company's Articles of Incorporation and       shares are
outstanding, and 5,000,000 shares of preferred stock are authorized by the
Company's Articles of Incorporation and       shares are outstanding.

    Although the primary reason for the increase in authorized Common Shares and Preferred Shares is to facilitate declaring additional stock dividends, each of the Common and Preferred Shares will provide authorized and unissued shares that may be used by the Company for any proper corporate purpose. Such purpose might include, without limitation, issuance in public or private sales for cash as a means of obtaining additional capital for use in the Company's business and operations or issuance as part or all of the consideration required to be paid by the Company in the acquisition of other businesses or properties. Although the Company continues to evaluate potential acquisitions, the Company has no current plans to acquire any other business or properties.

    It is not possible to state the precise effect of the authorization of the Preferred Shares upon the rights of the holders of the Company's Common Shares until the Board of Directors determines the respective preferences, limitations, and relative rights of the holders of each class or series of the Preferred Shares. However, such effect might include: (a) reduction of the amount otherwise available for payment of dividends on Common Shares, to the extent dividends are payable on any issued Preferred Shares; (b) restrictions on dividends on the Common Shares; (c) dilution of the voting power of the Common Shares to the extent that the Preferred Shares had voting rights; (d) conversion of the Preferred Shares into Common Shares at such prices as the Board determines, which could include issuance at below the fair market value or original issue price of the shares of Common Shares, and (e) the holders of Common Shares not being entitled to share in the Company's assets upon liquidation until satisfaction of any liquidation preference granted to holders of the Preferred Shares.

    Although the Board of Directors would authorize the issuance of additional Preferred Shares based on its judgment as to the best interests of the Company and its shareholders, the issuance of authorized Preferred Shares could have the effect of diluting the voting power per share and could have the effect of diluting the book value per share of the outstanding Common Shares.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE AMENDMENT OF THE COMPANY'S ARTICLES OF INCORPORATION TO INCREASE THE AUTHORIZED COMMON SHARES AND PREFERRED SHARES OF THE COMPANY.

PROPOSAL 2.  APPROVAL OF AMENDMENT OF THE 1996 STOCK OPTION AND INCENTIVE PLAN

    At the Special Meeting, the shareholders will be requested to approve amending the Company's 1996 Employee Stock Option and Incentive Plan (the "Option Plan") to increase the number of shares available for grant under the Option Plan by 600,000 from the aggregate of 500,000 shares currently available under the Incentive Plan and the 1996 Labor Ready Stock Purchase Plan (the "Purchase Plan").

    The Company has grown rapidly in the last two years, adding   new offices in
1996 and   new offices in 1997, with 160 new offices planned for 1998. This growth, combined with the hiring of new supervisory personnel to manage the branch manager for these offices, has significantly expanded the pool of employees to which stock options have been or will be granted. Especially as the Company has expanded nationally, the Company competes with other national companies for the services of these employees and must be able to offer comparable compensation benefits. The Board of Directors believes that granting stock options to employees is critical to the Company's ability to recruit and retain competent, motivated employees and recommends that shareholders vote for approval of the amendment to the Option Plan.

DESCRIPTION OF THE OPTION PLAN

    The purpose of the Option Plan is to further the growth, development and financial success of the Company by aligning the personal interests of key employees, through the ownership of shares of the Company's Common Stock and through other incentives, to those of the Company's shareholders. The Option Plan allows the grant of incentive stock options, nonqualified stock options, stock appreciation rights and other rights based on the Company's stock (collectively, "awards"). The Option Plan is intended to provide flexibility to the Company in its ability to compensate key employees and to motivate, attract and retain the services of such key employees who have the ability to enhance the value of the Company and its Subsidiaries.

    NUMBER OF SHARES RESERVED FOR THE OPTION PLAN. As approved by the shareholders at the Annual Meeting of Shareholders in 1996, the number of Shares that may be issued under the Option Plan shall not, together with the aggregate number of Shares issued pursuant to the 1996 Labor Ready Stock Purchase Plan, exceed 500,000 Shares. The actual number of Shares to be issued under this Plan shall be determined in the discretion of the Board of Directors. A maximum of fifteen percent (15%) of the Shares authorized under this Plan may be issued pursuant to Other Stock Based Awards. The Shares may consist, in whole or in part, of authorized and unissued Shares, or of treasury Shares. No fractional Shares shall be issued under the Option Plan. The number of shares is subject to adjustment in the event of stock dividends, stock splits, combination of shares, recapitalizations, or other changes in the outstanding common stock.

    ELIGIBLE EMPLOYEES. The Compensation Committee may select for a grant under the Option Plan any executive, managerial, professional, technical or administrative employee of the Company, any Subsidiary or any Affiliate who is expected to contribute to its success. However, certain rules mandated by federal and state income tax law may limit the ability of certain employees to receive incentive stock options.

    PRICE PER SHARE. For incentive stock options and Director Options, the exercise price must be not less than the fair market value on the date such option is granted, as determined by the Compensation Committee. For nonqualified options, the exercise price is determined by the Compensation Committee. Stock appreciation rights may be granted, at a price not less than the fair market value on the date of grant, either in tandem with a stock option or independent of any stock option.

    COMMITTEE DISCRETION. The Committee has full and exclusive power to select eligible employees and consultants to whom awards are granted, determine the size and types of awards, determine the terms and conditions of awards, determine the payment requirements for exercise of awards, interpret the Option Plan and establish, amend or waive rules and regulations for the Option Plan's administration, and otherwise make all decisions necessary to administer the Option Plan.

    DIRECTOR OPTIONS. The Option Plan also provides for the grant to Directors of the Company an annual grant of a nonqualified option for 1,000 shares on the first business day of each January exercisable at the fair market value of the Company's common stock. In addition, the Board of Directors may grant a nonqualified option to a director upon his or her initial election or appointment to the Board of Directors.

    AMENDMENT, DISCONTINUANCE OR TERMINATION OF THE OPTION PLAN. The Board shall have the right to amend, modify, or terminate the Option Plan at any time without notice, except that amendments and termination will not affect options or awards then outstanding. In addition, amendments of the Option Plan will not, except for adjustments related to changes in the Company's capitalization, increase the total number of shares to be offered or otherwise increase the benefits under the Option Plan unless shareholder approval is obtained.

    ADMINISTRATION. The Option Plan will be administered by the Board and has the power to make, administer, and interpret such rules and regulations as it deems necessary to administer the Option Plan.

    VESTING AND OTHER RESTRICTIONS. The Compensation Committee has the right to determine the terms and conditions of awards under the Option Plan, including vesting requirements. The shares subject to the Option Plan will be registered under applicable federal and state securities laws.

FEDERAL INCOME TAX CONSEQUENCES RELATING TO THE OPTION PLAN

    The federal income tax consequences of an employee's participation in the Option Plan are complex and subject to change. The following discussion is only a summary of the general rules applicable to options and is not intended to be exhaustive and does not address all matters that may be relevant to a particular optionee based on his or her particular situation. This summary addresses only current U.S. federal income tax law and expressly does not discuss the income tax law of any state, municipality, or non-U.S. jurisdiction or gift, estate or other tax laws. The Company advises all optionees to consult their own tax advisors concerning the tax implications of option grants and exercises and the disposition of stock acquired upon such exercises.

INCENTIVE STOCK OPTIONS

    If an option granted under the Option Plan is treated as an incentive stock option, the optionee will not recognize any income upon either the grant or the exercise of the option and the Company will not be allowed a deduction for federal tax purposes. Upon a sale of any shares acquired pursuant to the exercise of an incentive stock option, the tax treatment to the optionee and the Company will depend primarily upon whether the optionee has met certain holding period requirements at the time he or she sells the shares. In addition, as discussed below, the exercise of an incentive option may subject the optionee to alternative minimum tax liability.

    If an optionee exercises an incentive stock option and does not dispose of the shares received within two years after the date of the grant of such option or within one year after transfer of the shares to him, any gain realized upon disposition of such shares will be characterized as long-term capital gain and, in such case, the Company will not be entitled to a federal or state tax deduction. At the current time, the federal tax rate on long-term capital gain is capped at 28% for shares held more than twelve months but not more than eighteen months after exercise and at 20% for shares held more than eighteen months after exercise.

    If the optionee disposes of the shares either within two years after the date that the option is granted or within one year after the transfer of the shares to him, such disposition will be treated as a "disqualifying disposition" with the result that an optionee will recognize ordinary income in an amount generally measured as the difference between the exercise price and the lower of the fair market value of the shares on the date of exercise or the amount realized on the disposition of the shares. A different rule for measuring ordinary income upon such a premature disposition may apply if the optionee is also an officer, director or ten percent shareholder of the Company. Any gain or loss recognized on such premature sale of shares in excess of the amount treated as ordinary income will be characterized as capital gain or loss. In the event of a disqualifying disposition, the Company may withhold income taxes from the optionee's compensation with respect to the ordinary income realized by the optionee as a result of the disqualifying disposition.

    The exercise of an incentive stock option may subject an optionee to alternative minimum tax liability because the excess of the fair market value of the shares at the time an incentive stock option is exercised over the option price of such shares is included in income. Consequently, an optionee may be obligated to pay alternative minimum tax in the year he exercises an incentive stock option.

    In general, there will be no federal income tax consequences to the Company upon the grant, exercise or termination of an incentive stock option. However, in the event an optionee sells or disposes of stock received upon the exercise of an incentive stock option in a disqualifying disposition, the Company will be entitled to a deduction for federal income tax purposes in an amount equal to the ordinary income, if any, recognized by the optionee upon disposition of the shares.

NONQUALIFIED STOCK OPTIONS.

    Nonqualified stock options granted under the Option Plan do not qualify as "incentive stock options" and will not qualify for any special tax benefits to the optionee. An optionee will not recognize any taxable income at the time granted a nonqualified option. However, upon exercise of such nonqualified option, the optionee will recognize ordinary compensation income for federal income tax purposes measured by the excess of the then fair market value of the shares over the option price. The income realized by the optionee will be subject to income tax withholding by the Company out of the regular compensation paid to the optionee. If such compensation is not sufficient to pay the withholding tax, the optionee will be required to make a direct payment to the Company for any excess tax liability.

    Upon a disposition of any shares acquired pursuant to the exercise of a nonqualified stock option, the difference between the sale price and the optionee's basis in the shares will be treated as a capital gain or loss and will be characterized as long-term capital gain or loss if the shares have been held for more than twelve (12) months at the date of their disposition. The optionee's basis for determination of gain or loss upon the subsequent disposition of shares acquired upon the exercise of a nonqualified stock option will be the amount paid for such shares plus any ordinary income recognized as a result of the exercise of such option.

    In general, there will be no federal tax consequences to the Company upon the grant or termination of a nonqualified stock option or a sale or disposition of the shares acquired upon the exercise of a nonqualified stock option; However, upon the exercise of a nonqualified stock option, the Company will be entitled to a deduction for federal and state income tax purposes equal to the amount of ordinary income that an optionee is required to recognize as a result of the exercise.

VOTE REQUIRED

    The affirmative vote of the holders of a majority of the shares represented at the Meeting is required for approval of the amendment to the Option Plan. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE AMENDMENT OF THE 1996 STOCK OPTION AND OPTION PLAN.

PROPOSAL 3.  APPROVAL OF AMENDMENT OF THE 1996 EMPLOYEE STOCK PURCHASE PLAN

    At the Meeting, the shareholders will be requested to approve the Company's 1996 Employee Stock Purchase Plan (the "Purchase Plan"), which was approved by the shareholders at the 1996 Annual Meeting of Shareholders. The Board of Directors recommends that shareholders vote for approval of the amended Purchase Plan so that the Company can provide employees the opportunity to purchase the Company's stock through payroll deductions. The Purchase Plan is intended to qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code").

    As described above (see Proposal 2), the Company's rapid growth (adding new offices in the last two years, with 160 new offices planned for 1998), combined with the hiring of new supervisory and other administrative personnel to manage the Company's growth, has significantly expanded the Company's employee base. The Purchase Plan provides another benefit to employees while more directly aligning the interests of these employees with those of shareholders. Especially as the Company has expanded nationally, the Company competes with other national companies for the services of these employees and must be able to offer comparable compensation benefits. The Board of Directors believes that the Purchase Plan helps the Company to recruit and retain competent, motivated employees and recommends that shareholders vote for approval of the amendment to the Purchase Plan.

DESCRIPTION OF THE PURCHASE PLAN

    The purpose of the Purchase Plan is to provide eligible employees of the Company who wish to become shareholders in the Company a convenient method of doing so. The Board of Directors believes that employee participation in the ownership of the business will be to the mutual benefit of both the employees and the shareholders.

    NUMBER OF SHARES RESERVED FOR THE PURCHASE PLAN. The aggregate number of shares of common stock that may be purchased under the Purchase Plan, together with the aggregate number of Shares issued pursuant to the Option Plan (see Proposal 2) shall not exceed 500,000 Shares, subject to adjustment in the event of stock dividends, stock splits, combination of shares, recapitalizations, or other changes in the outstanding common stock. The Purchase Plan provides for the offer and sale of a maximum 50,000 shares to be issued in any calendar year, although shares not issued in any period may be carried over and offered in succeeding periods. If the total number of shares for which employees elect to purchase exceeds the number of shares then available under the Purchase Plan (after deduction of all shares that have been purchased), the Company shall make a pro rata allocation of the shares remaining available in as nearly a uniform manner as shall be practicable and as it shall determine to be equitable.

    ELIGIBLE EMPLOYEES. Full-time employees of the Company or any of its subsidiaries are eligible if they meet certain conditions. To be eligible, the employee must have completed six months of employment and the employee's customary employment must be greater than 20 hours per week; and more than five months in any calendar year. Any employee who owns (or would own through participation in the

Purchase Plan) shares representing 5% or more of the total combined voting power or value of all classes of shares of the Company or its subsidiary corporations is not permitted to participate in the Purchase Plan.

    OFFERING PERIODS. Each offering period is a six-month period, with a total of twelve separate consecutive six-month offerings under the Purchase Plan. The first offering shall commence on July 1, 1996. Thereafter, offerings shall commence on each subsequent January 1 and July 1, and the final offering under this Plan shall commence on January 1, 2001 and terminate on June 30, 2001.

    PRICE PER SHARE. The purchase price per share shall be the lesser of (1) 85% of the fair market value of the stock on the offering date; or (2) 85% of the fair market value of the stock on the last business day of the offering. Fair market value shall mean the closing price as reported on the Nasdaq Stock Market.

    PAYROLL DEDUCTIONS AND PURCHASE OF SHARES. Each eligible employee will be allowed to deduct up to 10% (and such lesser percentage as permitted by the Compensation Committee) of his or her base pay for purchase of shares under the Purchase Plan. Base pay means regular straight time earnings, plus bonuses and overtime payments, and payments for incentive compensation. Amounts deducted from each participating employee will be credited to an account held by the Company and accumulated for the purpose of purchasing stock under the Purchase Plan. On each date of exercise, the entire amount in each participating employee is used to purchase whole shares of common stock. The funds allocated to an employee's account shall remain the property of the respective employee at all times but may be commingled with the general funds of the Company. No participant may purchase stock the fair market value of which exceeds $25,000 during any calendar year.

    TERMINATION OF PARTICIPATION. Upon termination of employment for any reason whatsoever, including but not limited to death or retirement, the balance in the account of a participating employee shall be paid to the employee or his estate. Any participating employee may withdraw from an offering at any time prior to the last business day of such offering, in which event the Company will refund the entire balance of his deductions as soon as practicable thereafter.

    STOCK OWNERSHIP. Shares purchased by each participant will be deposited into an account established in the participant's name at a stock brokerage or other financial services firm designated by the Company. A participant is free to sell or transfer the shares at any time.

    AMENDMENT OR DISCONTINUANCE OF THE PURCHASE PLAN. The Board shall have the right to amend, modify, or terminate the Purchase Plan at any time without notice, except that amendments and termination will not affect the offering period then in effect. In addition, amendments of the Purchase Plan will not, except for adjustments related to changes in the Company's capitalization, increase the total number of shares to be offered unless shareholder approval is obtained.

    ADMINISTRATION. The Purchase Plan will be administered by the Board and has the power to make, administer, and interpret such rules and regulations as it deems necessary to administer the Purchase Plan.

    TERMINATION OF THE PURCHASE PLAN. This Plan will terminate at the earliest of the following: (1) June 30, 2001; (2) dissolution of the Company or the effective date of a merger or consolidation where the Company is not the surviving corporation (other than a merger to a related entity), provided that prior to such event the Company may permit a participating employee to purchase shares with moneys in his or her account; (3) the date the Board terminates the Purchase Plan; and (4) the date when all shares reserved under the Purchase Plan have been purchased.

    NO VESTING OR OTHER RESTRICTIONS ON SALE OF STOCK PURCHASED UNDER THE PURCHASE PLAN. The Purchase Plan is intended to provide common stock for investment and not for resale. The Company will not impose any vesting restrictions and does not intend to restrict or influence any employee in the conduct of his or her own affairs. An employee, therefore, may sell stock purchased under the Purchase Plan at any time he chooses, subject to compliance with any applicable Federal or state securities laws. The shares subject to the Purchase Plan will be registered under applicable federal and state securities laws.

FEDERAL INCOME TAX CONSEQUENCES RELATING TO THE PURCHASE PLAN

    The Purchase Plan is intended to qualify as an "employee stock purchase plan" under Section 423 of the Code. The following discussion summarizes the principal anticipated federal income tax consequences of purchases of stock under the Purchase Plan to participants and to the Company.

    If a Purchase Plan participant is an employee of the Company at all times during the period beginning with the date of grant and ending on the day three months before an option awarded under the Purchase Plan is exercised (a "qualified employee"), no federal income tax liability to the employee will result on the grant or exercise of such option. Instead, the employee will be liable for federal income tax on disposition of the stock acquired on exercise of such option.

    If a qualified employee holds stock acquired as the result of exercise of an option awarded under the Purchase Plan for at least (i) two years after the option was granted (January 1 or July 1 of the pertinent year), and (ii) one year after the stock was acquired (the "required holding periods"), gain recognized on a disposition of such stock will be taxed to him as follows. An amount of such gain equal to the lesser of (1) the excess of the fair market value of the stock at the time the option was granted over the purchase price and (2) the amount by which the fair market value of the stock at the time of disposition exceeds the purchase price, will be treated as ordinary compensation income. Any additional gain on such disposition will be taxed as long-term capital gain. If the sale price is less than the purchase price, then no ordinary income will be realized on such disposition and the employee will realize a long-term capital loss.

    If an employee sells such stock before the expiration of the required holding periods, he will recognize ordinary compensation income to the extent of the difference between the purchase price and the fair market value of the stock at the date the option was exercised. If the stock is sold for a price greater than the fair market value of the stock at the date the option was exercised, any gain in excess of that described in the previous sentence will be capital gain (long-term capital gain if the disposition occurs more than twelve months after exercise). Conversely, if the sale price is less than the fair market value of the stock at the date of exercise, the employee will be allowed a capital loss equal to any such difference (but will still be required to recognize compensation income equal to the difference between the purchase price and fair market value on date of exercise).

    Should an employee die while owning stock acquired under the Purchase Plan, ordinary income must be reported on his or her final federal and state income tax return. This amount will be the lesser of (1) the amount by which the fair market value of the stock at the time the option was granted exceeded the purchase price, or (2) the amount by which the fair market value of the stock at the time of the employee's death exceeds the purchase price.

    Even though an employee who has held stock acquired under the Purchase Plan for the required holding periods must treat part of his or her gain on the disposition of his stock as ordinary income, the Company may not claim a deduction for such amount. However, where an employee disposes of stock before the end of the required holding periods, an amount equal to the income which the employee must report as ordinary income will be allowed as a deduction to the Company in the year of the early disposition.

    The foregoing describes the treatment of Purchase Plan participants who are qualified employees. A Purchase Plan participant who is not a qualified employee will not be taxable on the grant of an option under the Purchase Plan but will be taxable on the exercise of such an option on an amount equal to the excess of the fair market value of the stock acquired at the time the option was exercised over the purchase price. Such amount will be treated as ordinary compensation income. Any gain recognized on the disposition of such stock will be treated as capital gain (long-term capital gain if the disposition occurs more than one year after exercise). The Company will be allowed deduction at the time of exercise equal to the compensation income recognized by the employee.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE AMENDMENT OF THE 1996 EMPLOYEE STOCK PURCHASE PLAN.

INDEMNIFICATION OF DIRECTORS

    The Washington Business Corporation Act (the "Washington Business Act") provides that a company may indemnify its directors and officers as to certain liabilities. The Company's Articles of Incorporation and Bylaws provide for the indemnification of its directors and officers to the fullest extent permitted by law. The effect of such provisions is to indemnify the directors and officers of the Company against all costs, expenses and liabilities incurred by them in connection with any action, suit or proceeding in which they are involved by reason of their affiliation with the Company, to the fullest extent permitted by law.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    Common stock ownership of all directors and officers of the Company and all persons known by management to be owners of five percent or more of the
Company's outstanding equity securities, as of            1998, is set forth
below. There are no other individuals known to management to be owners of five percent or more of the outstanding shares of any class of the Company's
securities. Percentages reflected below are based on       common shares and
      preferred shares outstanding on       , 1998.

                                                                            AMOUNT OF BENEFICIAL
NAME AND ADDRESS OF BENEFICIAL OWNER                     TITLE OF CLASS         OWNERSHIP(1)       PERCENT OF CLASS
-----------------------------------------------------  ------------------  ----------------------  -----------------
Glenn Welstad........................................  Common Stock                1,771,257                14.3%
1016 South 28th Street                                 Preferred Stock             1,308,488                68.1%
Tacoma, WA 98409
Ralph E. Peterson(2).................................  Common Stock                   64,466                   *
Richard W. Gasten(3).................................  Common Stock                      450                   *
Ronald Junck(3)......................................  Common Stock                   69,687                   *
Thomas McChesney(4) (5)..............................  Common Stock                   39,687                   *
Robert J. Sullivan(5)................................  Common Stock                   11,450                   *
All Officers and Directors as a Group (11
  individuals).......................................  Common Stock                1,971,882                15.9%
                                                       Preferred Stock             1,308,488                66.1%

------------------------

*   Less than 1%.

(1) Beneficial ownership is calculated in accordance with Rule 13d-3(d)(1) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and includes shares of Common Stock issuable upon exercise of options, warrants, and other securities convertible into or exchangeable for Common Stock ("Convertible Securities") currently exercisable or exercisable within 60
    days of            , 1998.

(2) Includes currently exercisable options to purchase 30,000 shares of Common Stock at $7.93 per share and 30,000 shares of Common Stock at $13.375 per share.

(3) Includes currently exercisable options to purchase 450 shares of Common Stock at $9.07 per share.

(4) Includes 29,687 shares of Common Stock held individually by Thomas E. McChesney and 10,000 shares of Common Stock held by his wife, Elizabeth R. McChesney.

(5) Includes currently exercisable options to purchase 450 shares of Common Stock at $4.97 per share.

                             EXECUTIVE COMPENSATION

    The following tables set forth compensation earned by the Chief Executive Officer and the next four most highly compensated executive officers of the Company. None of the other executive officers of the Company received compensation in excess of $100,000 in 1997.

                         SUMMARY COMPENSATION TABLE(1)

                                                       LONG-TERM
                                                      COMPENSATION
                                                         AWARDS
                                                      ------------
                                           ANNUAL      SECURITIES
                                         COMPENSATION  UNDERLYING
                                         ----------     OPTIONS/
NAME AND PRINCIPAL POSITION        YEAR  SALARY ($)     SARS (#)
---------------------------------  ----  ----------   ------------
Glenn A. Welstad.................  1997   $452,958
  Chairman of the Board,           1996    401,486       --
  Chief Executive Officer and      1995    375,000       --
  President

Ralph E. Peterson................  1997   $265,026     337,500
  Execute Vice President           1996    154,772       --
                                   1995     --           --

Dennis D. Diamond................  1997   $172,917      60,225
  Director of Operations           1996    170,233       --
                                   1995     88,481       --

Ralph A. Peterson................  1997   $172,739      62,250
  Director of Operations           1996     94,402       --
                                   1995     --           --

Todd A. Welstad..................  1997   $102,211      78,950
  Chief Information Officer        1996     78,105       --
                                   1995     52,456       --

------------------------

(1) None of the named executives received compensation reportable under the Restricted Stock Awards or Long-Term Incentive Plan Payouts columns.

                     OPTION GRANTS DURING 1997 FISCAL YEAR

    The following table provides information related to options granted to the named executive officers during 1997.

                                                OPTION/SAR GRANTS IN LAST FISCAL YEAR              POTENTIAL REALIZABLE
                                      ----------------------------------------------------------     VALUE OF ASSUMED
                                        NUMBER OF       % OF TOTAL                                ANNUAL RATES OF STOCK
                                       SECURITIES      OPTIONS/ SARS                              PRICE APPRECIATION FOR
                                       UNDERLYING       GRANTED TO      EXERCISE OR                   OPTION TERM(1)
                                      OPTIONS/ SARS    EMPLOYEES IN     BASE PRICE   EXPIRATION   ----------------------
NAME                                   GRANTED(2)       FISCAL YEAR      ($/SH)(3)      DATE          5%         10%
------------------------------------  -------------  -----------------  -----------  -----------  ----------  ----------
Dennis D. Diamond ..................          750               1%            6.58      3/11/02   $    1,363  $    3,013
  Vice President of Operations             15,000              28%            6.00      5/13/02   $   24,900  $   54,900
  Western Division                         37,500              71%           13.33      9/16/02   $  137,888  $  796,388

Ralph A. Peterson ..................          750               1%            6.58      3/11/02   $    1,363  $    3,013
  Vice President of Operations             15,000              28%            6.00      5/13/02   $   24,900  $   54,900
  Eastern Division                         37,500              71%           13.33      9/16/02   $  137,888  $  796,388

                                              225           --                6.58      3/11/02   $      409  $      904
Todd A. Welstad ....................       15,000              23%            6.00      5/13/02   $   24,900  $   54,900
  Chief Information Officer                50,000              77%           19.56     12/19/02   $  270,350  $  597,350

------------------------

(1) The potential realizable value portion of the table illustrates value that might be realized upon exercise of the options immediately prior to the expiration of their term, assuming the specified compounded rates of appreciation on the Company's Common Stock over the term of the options. These numbers do not take into account certain provisions of the options providing for cancellation of the option following termination of employment.

(2) Options to acquire shares of Common Stock. The options expiring on 5/13/02 vest 25% on date of grant and 25% annually over the next three years. All other options vest 25% per year over four years.

(3) The option exercise price may be paid in shares of Common Stock owned by the executive officer, in cash, or in any other form of valid consideration or a combination of any of the foregoing, as determined by the Compensation Committee in its discretion.

OPTION EXERCISES DURING 1997 AND YEAR END OPTION VALUES

    The following table provides information related to options exercised by the named executive officers during 1997 and the number and value of options held at year end. The Company does not have any outstanding stock appreciation rights (SARs").

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES

                                                      NUMBER OF
                                                     UNEXERCISED
                                                   OPTIONS/SARS AT                               VALUE OF UNEXERCISED IN-
                                                    DECEMBER 31,      NUMBER OF UNEXERCISED
                                                      1997 (#)           OPTIONS/SARS AT        THE-MONEY OPTIONS/ SARS AT
                                                   ---------------    DECEMBER 31, 1997 (#)      DECEMBER 31, 1997 ($)(1)
                                  SHARES ACQUIRED  VALUE REALIZED   --------------------------  ---------------------------
NAME                              ON EXERCISE (#)        ($)        EXERCISABLE/ UNEXERCISABLE  EXERCISABLE/  UNEXERCISABLE
--------------------------------  ---------------  ---------------  -----------  -------------  ------------  -------------
Ralph E. Peterson...............        --               --            135,000        202,500   $  1,558,215   $ 2,337,323
  Executive Vice President

Dennis D. Diamond...............        --               --              8,081         52,144   $    118,205   $   420,105
  Vice President of
  Operations--Western Division

Ralph A. Peterson...............        --               --              6,000         56,250   $     65,001   $   426,391
  Vice President of
  Operations--Eastern Division

Todd A. Welstad.................        --               --             13,144         65,806   $    211,048   $   222,503
  Chief Information Officer

------------------------

(1) The closing price for the Company's common stock as reported by Nasdaq on December 31, 1997, was $19.25.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION*

[NEED TO UPDATE THIS REPORT]

    The Company's executive compensation is determined by a compensation committee comprised of three members of the Board of Directors. Messrs. Junck, Welstad and Sullivan (who serves as the Committee's Chairman) are members of the Compensation Committee. Compensation is determined by the Directors using comparative statistics from other temporary labor service businesses.

EMPLOYMENT AGREEMENTS

    On October 31, 1995, the Company entered into an employment agreement with Glenn Welstad, the Company's chairman and chief executive officer, which provides for annual compensation of $31,250 per month, subject to annual increases on the anniversary date of the agreement of 10% of the prior period's base salary. In addition, the employment agreement provides for a bonus, as determined by the compensation committee, based on Mr. Welstad's performance, and the overall performance of the Company. The term of Mr. Welstad's employment agreement runs from October 31, 1995 through December 31, 1998.

------------------------

* The report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under either the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (together, the "Acts"), except to the extent that the Company specifically incorporates such report by reference; and further, such report shall not otherwise be deemed filed under the Acts.

    On March 19, 1997, the Company entered into an employment agreement with Ralph E. Peterson, the Company's executive vice president and chief operating officer, the term of which commenced on September 13, 1996 and runs through September 12, 2000, unless extended or sooner terminated as provided in the agreement. Mr. Peterson's employment agreement provides for annual compensation of $20,000 per month, and the Company may increase Mr. Peterson's compensation and award him bonuses, at the discretion of the Board of Directors, based on Mr. Peterson's performance and the overall performance of the Company. In addition, Mr. Peterson's employment agreement grants him an option vesting in annual increments over four years to purchase a total of 150,000 shares of the Company's common stock.

COMPENSATION OF DIRECTORS

    Each nonemployee Director receives $1,000 for attending each regular or special board of directors meeting and $350 for attending each assigned committee meeting. The 1996 Stock Option and Incentive Plan provides for the grant to Directors of the Company an annual grant of a nonqualified option for 1,000 shares on the first business day of each January exercisable at the fair market value of the Company's common stock. In addition, the Board of Directors may grant a nonqualified option to a director upon his or her initial election or appointment to the Board of Directors.

PERFORMANCE GRAPH

    The following graph depicts the Company's stock price performance from April 11, 1994 (the date on which quotations for the Common Stock first appeared on the OTC Bulletin Board) through December 31, 1997, relative to the performance of the Nasdaq Stock Market (U.S. Companies), and a peer group of companies in the temporary labor industry. All indices shown in the graph have been reset to a base of 100 as of April 11, 1994, and assume an investment of $100 on that date and the reinvestment of dividends, if any, paid since that date. The lines represent calendar year end index levels; if the Company's calendar year ended on a Sunday, the preceding trading day was used.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

           LABOR READY, INC.   PERR GROUP    NASDAQ COMPOSITE (US)
4/11/94                 $100          $100                     $100
12/30/94                 228           119                      101
12/29/95                 600           133                      142
12/31/96                 759           150                      174
12/31/97               1,624           167                      213

TOTAL RETURN ANALYSIS                                                4/11/94     12/30/94     12/29/95     12/31/96     12/31/97
-----------------------------------------------------------------  -----------  -----------  -----------  -----------  -----------
Labor Ready, Inc.................................................   $     100    $     228    $     600    $     759    $   1,624
Peer Group.......................................................   $     100    $     119    $     133    $     150    $     167
Nasdaq Composite (US)............................................   $     100    $     101    $     142    $     174    $     213

                                 OTHER BUSINESS

    It is not intended by the Board of Directors to bring any other business before the meeting, and so far as is known to the Board, no matters are to be brought before the meeting except as specified in the notice of the meeting. However, as to any other business that may properly come before the meeting, it is intended that proxies, in the form enclosed, will be voted in respect thereof, in accordance with the judgment of the persons voting such proxies.

                                          LABOR READY, INC.

                                          By Order of the Board of Directors

                                          Ronald L. Junck
                                          SECRETARY

Tacoma, Washington
            , 1998

                                     PROXY
                     FOR ANNUAL MEETING OF THE SHAREHOLDERS
                               LABOR READY, INC.
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints Glenn A. Welstad and Ronald L. Junck (collectively, the "Proxies"), and each of them, with full power of substitution, as proxies to vote the shares which the undersigned is entitled to vote at the Annual Meeting of the Company to be held to be held at 10:00 a.m. (Pacific Daylight Time) on Tuesday, August 13, 1997, at 2156 Pacific Avenue, Tacoma, Washington, and at any adjournment thereof.

1.         FOR Election of directors:  / /  Glenn A. Welstad, Robert J.
           Sullivan, Thomas E. McChesney, Ralph E. Peterson, Ronald L. Junck, and Richard W. Gasten.

           WITHHOLD AUTHORITY To Vote for the following Directors (write in name):

           -------------------------------------------------------------------

2. Proposal to ratify the selection of BDO Seidman, LLP as the Company's independent auditors for the calendar year ending
           December 31, 1997.

            / /  FOR            / /  AGAINST            / /  ABSTAIN

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

    This proxy when properly signed will be voted and will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL DIRECTORS AND FOR PROPOSAL 2.
                                                    ____________________________

                                                    Signature
                                                    ____________________________

                                                    Signature, if held jointly
                                                    Dated: _______________, 1997

    IMPORTANT--PLEASE SIGN AND RETURN PROMPTLY. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.